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                                                                   Exhibit 10.22





                            WINSLOEW FURNITURE, INC.
                                      1999
                            KEY EMPLOYEE EQUITY PLAN

1.  PURPOSE.

         The purpose of this Key Employee Equity Plan ("PLAN") is to encourage ownership of common stock, $.01 par value ("COMMON STOCK") of Trivest Furniture Corporation (the "COMPANY," which term shall refer to WinsLoew Furniture, Inc. upon the consummation of the merger of Trivest Furniture Corporation with and into WinsLoew Furniture, Inc.) by key employees and independent sales representatives of the Company and its subsidiaries, thereby providing additional incentives to such persons to improve the business and operating results of the Company and its subsidiaries and, thus, more closely align the interest of such key employees and independent sales representatives with those of the shareholders of the Company.

2.  TERM AND EFFECTIVE DATE.

         The Plan shall commence on the effective date of the merger of Trivest Furniture Corporation with and into WinsLoew Furniture, Inc. (the "EFFECTIVE DATE") and shall continue through December 31, 1999 (such period hereinafter referred to as the "TERM").

3.  PARTICIPANTS.

         The persons eligible to participate in the Plan ("PARTICIPANTS") shall be those key employees and independent sales representatives of the Company and its subsidiaries designated by the Company's Board of Directors.

4.  STOCK ACQUISITION.

         From time to time over the Term, the Board of Directors shall offer to Participants the opportunity to acquire shares of Common Stock in the amount as determined by the Board of Directors to be appropriate based on the Participant's level of responsibility with the Company or any of its subsidiaries. The purchase price for shares of Common Stock offered under the Plan shall be fair market value, as determined in good faith by the Board of Directors. Each Participant who elects to purchase Common Stock shall be required to execute and deliver to the Company a Subscription Agreement, substantially in the form attached hereto as EXHIBIT A, and a Shareholders' Agreement, substantially in the form attached hereto as EXHIBIT B.

5.  ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Company's Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for the proper administration of the Plan. The Board of Directors' decisions shall be final and binding on all Participants. The Board of Directors may delegate to any member of the Board of Directors or officer of the Company the administrative authority to interpret the provisions of the Plan.

6.  SHARES RESERVED.

         An aggregate of 20,000 shares of Common Stock are reserved for direct sale to Participants under this Plan, subject to adjustment as set forth in
Section 7 hereof.



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7.   CHANGES IN CAPITALIZATION; MERGER, LIQUIDATION.

         The number of shares of Common Stock which may be sold directly to Participants under this Plan may be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding effected without receipt of consideration by the Company. The existence of the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

8.   RIGHT TO TERMINATE EMPLOYMENT.

         Nothing in the Plan shall confer upon any Participant the right to continue as an employee, officer or independent sales representative of the Company or any of its subsidiaries or affect the right of the Company or any of its subsidiaries to terminate the Participant's employment at any time.

9.   NON-ALIENATION OF BENEFITS.

         No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

10.  TERMINATION AND AMENDMENT OF THE PLAN.

         The Board of Directors of the Company at any time may amend or terminate the Plan.

11.  CHOICE OF LAW.

         The laws of the State or Florida shall govern the Plan, to the extent not preempted by federal law.

         Date: August 16, 1999         TRIVEST FURNITURE CORPORATION


                                       By: /s/ Bobby Tesney
                                           -----------------------------------
                                           Bobby Tesney
                                           President and Chief Executive Officer















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                                    EXHIBIT A

                             SUBSCRIPTION AGREEMENT

                                 Attached Hereto


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                                    FORM OF
                             SUBSCRIPTION AGREEMENT

                  THIS SUBSCRIPTION AGREEMENT (this "AGREEMENT") is made as of August __, 1999, among Trivest Furniture Corporation, a Florida corporation (the "COMPANY," which term shall refer to WinsLoew Furniture, Inc. upon the consummation of the Merger), and ____________________________ (the
"SHAREHOLDER").

                             PRELIMINARY STATEMENTS:

         A. The Shareholder desires to purchase shares (the "SHARES") of the Company's common stock, par value $.01 per share (COMMON STOCK"), on the terms and subject to the conditions set forth in this Agreement.

         B. The Company desires to issue and sell the Shares to the Shareholder.

         C. The Company and the Shareholder desire to enter into this Agreement setting forth the terms and conditions relating to the purchase and sale of the Shares.

         D. Contemporaneously with the execution and delivery of this Agreement, the Company and the Shareholder are executing and delivering a Shareholders' Agreement that will restrict the Shareholder's ability to transfer the Shares and create certain other rights and obligations in respect of the Shares.

         E. Immediately following the issuance of the Shares to the Shareholder hereunder, Trivest Furniture Corporation will merge with and into WinsLoew Furniture, Inc., and the Shareholder, together with the other shareholders of Trivest Furniture Corporation, will become the shareholders of WinsLoew Furniture, Inc., which will cease to be a publicly held corporation, all as more fully set forth in the Offering Memorandum.

                                   AGREEMENT:

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       INTERPRETATION OF THIS AGREEMENT.

                  (a) TERMS DEFINED. As used herein, the following terms when used in this Agreement have the meanings set forth below:

                  "BANKBOSTON CREDIT FACILITY" means the credit facility provided for pursuant to that certain Loan and Security Agreement to be dated as of the effective date of the Merger among (i) WinsLoew Furniture, Inc., Winston Furniture Company of Alabama, Inc., Loewenstein, Inc., Texacraft, Inc., Tropic Craft, Inc., Winston Properties, Inc. and Pompeii Furniture Co., Inc., as Borrowers, (ii) the Lenders named therein, (iii) Heller Financial, Inc. and Canadian Imperial Bank of Commerce, as Co-Agents, (iii) BankBoston, N.A., as Administrative Agent, and (iv) BancBoston Robertson Stephens Inc., as Arranger, pursuant to and as more fully described in the Offering Memorandum.


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                  "COMMON STOCK" shall have the meaning given to it in Clause A of the recitals hereof.

                  "COMPANY" shall have the meaning given to it in the first sentence of this Agreement.

                  "INVESTORS' AGREEMENT" means that certain Investors' Agreement dated as of the date hereof among the Company and the Investors named therein.

                  "KEY EMPLOYEE EQUITY PLAN" means the WinsLoew 1999 Key Employee Equity Plan under which an aggregate of 20,000 shares of Common Stock are reserved for direct sale to employees and independent sales representatives of WinsLoew Furniture, Inc.

                  "MERGER" means the merger of Trivest Furniture Corporation with and into WinsLoew Furniture, Inc., with WinsLoew Furniture, Inc. as the surviving corporation of the merger.

                  "OFFERING MEMORANDUM" means the Preliminary Offering Memorandum dated August 2, 1999 with respect to the offering of the Senior Subordinated Notes, which has been previously provided to the Shareholder.

                  "OTHER SUBSCRIPTIONS" means the subscriptions by a group of employees and independent sales representatives of WinsLoew Furniture, Inc. or its subsidiaries who will acquire contemporaneously herewith an aggregate of up to 20,000 shares of Common Stock (including shares subscribed for by the Shareholder) pursuant to the Key Employee Equity Plan and who will each enter into a subscription agreement, substantially in the form hereof, and a shareholders' agreement, substantially in the form of the Shareholders' Agreement.

                  "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "SENIOR SUBORDINATED NOTES" means the Senior Subordinated Notes of the Company in the aggregate principal amount of $115 million pursuant to and as more fully described in the Offering Memorandum.

                  "SHAREHOLDER" shall have the meaning given to it in the first sentence of this Agreement.

                  "SHAREHOLDERS' AGREEMENT" means that certain Shareholders' Agreement among the Company and the Shareholder entered into contemporaneously herewith; and "SHAREHOLDERS' AGREEMENTS" means, collectively, the shareholders' agreements, each substantially in the form of


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the Shareholders' Agreement, entered into by the Company with the respective shareholders acquiring Common Stock pursuant to the Other Subscriptions.

                  "SHARES" shall have the meaning given to it in Clause A of the recitals hereof.

                  "SUBSCRIPTION CLOSING" shall have the meaning given to it in ss.2(a) hereof.

                  "SUBSCRIPTION PRICE" shall have the meaning given to it in ss.2(a) hereof.

                  "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

                  (b) INTERPRETATION. The words "HEREIN," "HEREOF," "HEREUNDER" and other words of similar import refer to this Agreement as a whole, as the same from time to time may be amended or supplemented and not any particular section, paragraph, subparagraph or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

         2.       SUBSCRIPTION TO PURCHASE SHARES

                  (a) PURCHASE, ISSUANCE AND SALE OF STOCK. The Shareholder hereby subscribes for and agrees to purchase and the Company hereby agrees to issue and sell to the Shareholder __________________________________ (________)
Shares of Common Stock, for the purchase price of $100.00 per share (the "SUBSCRIPTION PRICE"). The purchase and sale of the Shares (the "SUBSCRIPTION CLOSING") shall occur on August 27, 1999 (or such later date on or prior to the consummation of the Merger as the Company may notify the Shareholder), at which time the Company shall deliver to the Shareholder a certificate representing the Shares against the Shareholder's delivery of the Subscription Price. The Subscription Price for the Shares shall be paid by personal check, cashier's check or wire transfer of immediately available funds to an account designated by the Company in writing.

                  (b) REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Shareholder as follows:

                           (i) ORGANIZATION; POWER AND AUTHORITY. The Company is
a corporation duly organized, validly existing, and in good standing under the laws of Florida. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

                           (ii) AUTHORIZATION OF TRANSACTION. The Company has
full corporate power and authority to execute and deliver this Agreement and to perform its obligations




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

hereunder. This Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms.

                           (iii) CAPITALIZATION. The Common Stock constitutes
the Company's only authorized class of capital stock. Upon the Shareholder's payment of the Subscription Price, the Shares purchased by the Shareholder pursuant to the provisions of this Agreement will be duly authorized, validly issued, fully paid and nonassessable. Immediately following the Subscription Closing and after giving effect to the Other Subscriptions, 780,000 shares of Common Stock will be issued and outstanding. Except for this Agreement, the Other Subscriptions, the Shareholders' Agreements and the Investors' Agreement, there are no outstanding subscriptions, warrants, options or other agreements or rights of any kind to purchase or otherwise receive or be issued, or securities or obligations of any kind convertible into, any shares of capital stock or any other security of the Company.

                  (c) REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. The Shareholder hereby represents and warrants to the Company as follows:

                           (i) STATE SECURITIES LAWS. The Shareholder received
this Agreement and first learned of the offer and sale of the Shares contemplated hereby in the State set forth below the Shareholders' name on the signature page hereof. The Shareholder intends that the laws of such state govern the offering of the Shares to the Shareholder. The Shareholder is a resident of such State.

                           (ii) CAPACITY. The Shareholder has full capacity to
execute and deliver this Agreement and to perform the Shareholder's obligations hereunder.

                           (iii) AGREEMENT BINDING. This Agreement constitutes
the valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms.

                           (iv) ACQUISITION FOR INVESTMENT. The Shareholder is
acquiring the Shares for investment solely for the Shareholder's account and not for distribution, transfer or resale to others in violation of the federal securities laws or this Agreement.

                           (v) RESTRICTIONS ON TRANSFER. The Shareholder
understands that the Shareholder must bear the economic risk of the purchase of the Shares for an indefinite period of time because, except as provided in this Agreement, (A) the Company's sale of the Shares to the Shareholder will not be registered under the Securities Act and applicable state securities laws in reliance on the Shareholder's representations, (B) the Shares may not be sold, transferred, pledged, or otherwise disposed of without an opinion of counsel for or satisfactory to the Company that registration under the Securities Act or any applicable state securities laws is not required, (C) the Company does not have an obligation to register a sale of the Shares nor has it agreed to do so in the future, (D) the exemption provided in Rule 144 under the Securities Act is not presently available for the resale of any of the Shares and it is unlikely that such exemption will be available at any time in the future with respect to any proposed transfer of the Shares, and



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(E) the Company is not under any obligation to perfect any exemption for the resale of any of the Shares. The Shareholder also acknowledges the Shareholder's understanding that transfers of the Shares will be subject to the limitations set forth in the Shareholders' Agreement.

                           (vi) RESTRICTIVE LEGENDS. The Shareholder understands
that the certificate evidencing the Shares will bear a restrictive legend prohibiting the transfer thereof except in compliance with (A) applicable state and federal securities laws (and may not be transferred of record except in compliance therewith), and (B) the terms of the Shareholders' Agreement, as well as any other legends required by applicable state securities laws.

                           (vii) OPPORTUNITY TO ASK QUESTIONS. The Shareholder
has had an opportunity to ask questions and receive answers concerning the capitalization of the Company and the terms hereof and has had full access to such other information concerning the Company, both prior to and following the Merger, as the Shareholder has requested.

                           (viii) CERTAIN RISK FACTORS. The Shareholder
understands the speculative nature of and risks involved in the proposed investment in the Company, and all matters relating to the structure and the operations of the Company and its Subsidiaries, both prior to and following the Merger, have been discussed and explained to Shareholder's satisfaction, including but not limited to:

                           (A) the senior loans provided to the Company pursuant
                  to the BankBoston Credit Facility; and

                           (B) the Senior Subordinated Notes.

The Shareholder specifically acknowledges the Shareholder's understanding that:

                           (aa) the presence of substantial amounts of debt
                  creates significant risks, including that (1) although equity investments in highly leveraged companies such as the Company offer the opportunity for significant capital appreciation, such investments involve the highest degree of risks and can result in the loss of the Shareholder's entire investment, (2) other general business risks, including the effects of a recession, may have a more pronounced effect, (3) lending institutions may have rights to participate in certain decisions relating to the management of the Company, and (4) for the Company's debt to be repaid and for the Shareholder's equity investment in the Common Stock to have any value, the Company must achieve significant continued growth in financial performance;

                           (bb) the Subscription Price may not be indicative of
                  the fair market value of the Shares;

                           (cc) the Shareholder, as a minority shareholder, will
                  have no control over or influence in the management of the Company, and that the purchase of the



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                  Shares does not entitle the Shareholder to continued
                  employment by the Company;

                           (dd) the terms of the BankBoston Credit Facility, the
                  Senior Subordinated Notes and other documents relating to an investment in the Company are quite complex, that all such documents are available for inspection, that a review thereof is recommended, and that the Shareholder should consider obtaining counsel or other competent advisors before purchasing the Shares;

                           (ee) Trivest II, Inc. (an affiliate of the
                  controlling shareholders of the Company) will receive from the Company (i) an annual management fee of $350,000, subject to cost of living increases and certain increases in respect of business operations acquired, as well as certain fees in connection with acquisitions and dispositions of business operations negotiated by Trivest II, Inc. pursuant to a Management Agreement to be entered into upon consummation of the Merger, a copy of which has been made available to the Shareholder, and (ii) a one-time transaction fee of $3 million upon consummation of the Merger; and

                           (ff) Bear, Stearns & Co. Inc. will receive from the
                  Company a one-time transaction fee of $1 million upon consummation of the Merger.

                           (ix) REPRESENTATIONS RELIED UPON BY SHAREHOLDER. The
Shareholder acknowledges receipt of the Offering Memorandum, which describes, among other things, the transactions contemplated under the Merger, the issuance of the Senior Subordinated Notes, the BankBoston Credit Facility and certain risk factors relating to such matters. The Shareholder is acquiring the Shares without having been furnished any representations or warranties of any kind whatsoever with respect to the business and financial condition of the Company and its Subsidiaries, other than the representations contained herein. The Shareholder specifically understands that the financial projections for the Company that have been made available for such Shareholder's review are based upon certain key assumptions, that such assumptions are subject to uncertainties relating to the effect that economic or other circumstances may have on future events, and that there can be no assurance that the assumptions or data upon which they are based are achievable.

                           (x) RELIANCE. The Shareholder has discussed with, and
relied upon the advice of the Shareholder's counsel with regard to, the meaning and legal consequences of the Shareholder's representations and warranties herein and the considerations involved in making an investment in the Company, and the Shareholder understands that the Company is relying on the information set forth herein.

                           (xi) NO LIQUIDITY. The Shareholder has adequate means
of providing for such Shareholder's current financial needs and possible personal contingencies and has no need for liquidity in such Shareholder's investment in the Company.




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                           (xii) RISK OF LOSS. The Shareholder is able to bear
the economic risks inherent in an investment in the Company and can afford a complete loss of such Shareholder's entire investment in the Company.

                           (xiii) OTHER ILLIQUID INVESTMENTS. The Shareholder's
overall commitment to investments which are not readily marketable is not disproportionate to such Shareholder's net worth, and such Shareholder's investment in the Company will not cause such overall commitment to be disproportionate.

                           (xiv) SOPHISTICATION. The Shareholder has such
knowledge and experience in financial and business matters that such Shareholder is capable of evaluating the merits and risks of an investment in the Company and of making an informed investment decision.

                           (xv) SUITABILITY. The Shareholder's investment in the
Company (i) is suitable for the Shareholder, based on the Shareholder's financial situation and needs, as well as the Shareholder's other securities holdings, and (ii) does not exceed 20% of the Shareholder's net worth (excluding the Shareholder's principal residence, furnishings therein and personal automobiles).

                           (xvi) CERTAIN TAX MATTERS. The Shareholder certifies
under penalty of perjury that (i) the Taxpayer Identification Number and address provided under the Shareholder's name on the signature page to this Agreement are correct, (ii) the Shareholder is not subject to backup withholding either because the Shareholder has not been notified that she is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified the Shareholder that she is no longer subject to backup withholding and (iii) the Shareholder is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

                           (xvii) KEY EMPLOYEE EQUITY PLAN. The Shareholder
acknowledges receipt of a copy of the Key Employee Equity Plan, pursuant to which the Shareholder is acquiring the Shares hereunder.

                           (xviii) FLORIDA RESCISSION RIGHT. ANY SALE MADE
PURSUANT TO SECTION 517.061 IS VOIDABLE BY THE PURCHASER EITHER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER.

         3. NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, or mailed by certified or registered mail, return receipt requested, postage prepaid to the recipient at the address below indicated:










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                  To the Company:             c/o Trivest II, Inc.
                                              2665 South Bayshore Drive
                                              Suite 800
                                              Miami, Florida  33133
                                              Attention: General Counsel

                  To the Shareholder:         at the address of the Shareholder
                                              set forth on the signature page
                                              hereto


or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or mailed.

         4. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         5. COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         6. COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

         7. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Shareholder and the Company, and their respective successors and assigns and, where applicable, heirs and personal representatives.

         8. CHOICE OF LAW. Except as otherwise provided herein, this Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. Each party hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the County of Miami-Dade, State of Florida in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees, on behalf of itself or herself and on behalf of such


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

party's successor's and assigns, that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.

         9. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         10. REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         11. AMENDMENTS AND WAIVERS. No provision of this Agreement may be amended or waived without the prior written consent of the Company and the Shareholder.

         12. BUSINESS DAYS. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

         13. NO THIRD PARTY BENEFICIARY. Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

                       SIGNATURES APPEAR ON FOLLOWING PAGE



















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                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


                                     TRIVEST FURNITURE CORPORATION


                                     By:
                                        ----------------------------------------
                                        Bobby Tesney
                                        President and Chief Executive Officer



                                     SHAREHOLDER:



                                     -------------------------------------------

                                     Print Name:
                                                --------------------------------


                                     Address:
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                                     -------------------------------------------


                                     Taxpayer Identification Number:
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                                    EXHIBIT B

                             SHAREHOLDERS' AGREEMENT

                                 Attached Hereto

                                    FORM OF
                            SHAREHOLDERS' AGREEMENT

         THIS SHAREHOLDERS' AGREEMENT is made this ____ day of August, 1999, among Trivest Furniture Corporation, a Florida corporation (the "Company," which term shall refer to WinsLoew Furniture, Inc. upon consummation of the Merger), the Lead Trivest Investor (as hereinafter defined) and
_________________ (the "Shareholder").

                            PRELIMINARY STATEMENTS:

         A. This Agreement is being entered into in connection with the Subscription Agreement of even date herewith, between the Company and the Shareholder.

         B. The Lead Trivest Investor and the Shareholder believe that it would be in the best interest of the Company to make provisions governing the purchase of the Shareholder Stock in the event of his death or disability or if he ceases to be employed by the Company or any of its Subsidiaries for any reason.

         C. The Lead Trivest Investor and the Shareholder believe that it would be in the best interest of the Company to place certain restrictions upon the right of transfer of the Shareholder Stock.

         D. The directors of the Company, having considered the provisions of this Agreement, have resolved that in their opinion the restrictions upon the transfer of the Shareholder Stock, the provisions for the redemption and/or purchase of the Shareholder Stock, and the establishment of rights and obligations upon the occurrence of certain events, all as hereinafter set forth, are in the best interest of the Company and its shareholders.

                                   AGREEMENT:

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1.       Interpretation of this Agreement.

                  (a) Terms Defined. The following terms when used in this Agreement have the meanings set forth below:

                  "Affiliate" (whether or not capitalized) has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

                  "Approved Sale" shall have the meaning given to it in ss.5 of this Agreement.

                  "Authorization Period" shall have the meaning given to it in ss.3(b) of this Agreement.

                  "Available Shares" shall have the meaning given to it in ss.2(d) of this Agreement.

                  "Cash Purchase Price" shall have the meaning given to it in ss.2(e) of this Agreement.

                  "Cause" shall have the meaning assigned to it in any written employment agreement to between the Company (or any of its Subsidiaries) and the Shareholder and, if there shall be no such written employment agreement, shall mean (i) the commission of any act by the Shareholder constituting financial dishonesty against the Company or its Subsidiaries, (ii) the commission by the Shareholder of a felony or other crime involving moral turpitude, (iii) the repeated failure by the Shareholder to follow the reasonable written directives of the Company's Board, (iv) the Shareholder's gross dereliction of duty to the Company or its Subsidiaries or (v) any breach by the Shareholder of any of the provisions of this Agreement.

                  "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  "Company" shall have the meaning given to it in the first sentence of this Agreement.

                  "Company's Board" means the Board of Directors of the Company.

                  "Company Sale" means (i) the sale of all, or substantially all, of the Company's consolidated assets in any single transaction or series of related transactions; (ii) the sale or issuance, or series of related sales or issuances, of Common Stock in any single transaction or series of related transactions which results in any Person or group of affiliated Persons (other than the holders of Common Stock as of the date of this Agreement and affiliates of such holders) owning more than 50% of the Common Stock outstanding at the time of such sale or issuance or such series of sales and/or issuances; (iii) the consummation of a public sale of Common Stock pursuant to a registration statement which has become effective under the Securities Act, the net proceeds of which sale to the Company are at least $15 million; or (iv) any merger or consolidation of the Company with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation, the holders of the Company's voting securities (on a fully-diluted basis) immediately prior to the merger or consolidation own voting securities of the surviving or resulting corporation representing less than a majority of the ordinary voting power to elect directors of the surviving or resulting corporation (on a fully-diluted basis).

                  "Exempt Transfers" shall have the meaning given to it in ss.3(a) of this Agreement.

                  "Family Group" means the Shareholder's spouse and descendants (whether natural or adopted) and any trust formed and maintained solely for the benefit of the Shareholder and/or the Shareholder's spouse and/or descendants.

                  "Lead Trivest Investor" means Trivest Fund II Group, Ltd. and its successors and assigns.

                  "Management Stock Option Plan" means any stock option plan which may be adopted by the Company for the benefit of the employees of the Company or its Subsidiaries, as the same may from time to time be amended or supplemented.

                  "Market Value" of each share of Shareholder Stock means the fair value of a share of the Common Stock as of the Termination Date, as determined in good faith by the Company's Board, whose determination shall be conclusive and binding on the parties to this Agreement.

                  "Merger" means the merger of Trivest Furniture Corporation with and into WinsLoew Furniture, Inc., with WinsLoew Furniture, Inc. as the surviving corporation of the merger.

                  "Option Notice" shall have the meaning given to it in ss.2(d) of this Agreement.

                  "Original Cost" of each share of Shareholder Stock means $100.00 for each share of Common Stock (as proportionally adjusted for all stock splits, stock dividends and other recapitalization affecting Common Stock subsequent to the date of this Agreement); provided, however, that the Original Cost for each share of Common Stock purchased by the Shareholder pursuant to the exercise of options granted to him or her under any Management Stock Option Plan shall be the exercise price thereof (as such term is defined in such Management Stock Option Plan), as proportionally adjusted pursuant to the provisions of the Management Stock Option Plan.

                  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

                  "Prohibited Amount" shall have the meaning given to it in ss.2(f) of this Agreement.

                  "Repurchase Notice" shall have the meaning given to it in ss.2(c) of this Agreement.

                  "Repurchase Note(s)" shall have the meaning given to it in ss.2(f) of this Agreement.

                  "Repurchase Option" shall have the meaning given to it in ss.2(d) of this Agreement.

                  "Sale Notice" shall have the meaning given to it in ss.3(a) of this Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" shall have the meaning given to it in ss.2(f) of this Agreement.

                  "Shareholder" shall have the meaning given to it in the first sentence of this Agreement.

                  "Shareholder Stock" means (i) all Common Stock now owned or hereafter acquired by the Shareholder or any member of the Shareholder's Family Group, and (ii) all Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any combination of shares, merger, consolidation, recapitalization or other reorganization. All shares of Shareholder Stock will continue to be Shareholder Stock in the hands of any transferee, other than (x) the Company, and (y) purchasers pursuant to an offering registered with the Securities and Exchange Commission pursuant to the Securities Act or purchasers pursuant to a public sale through a market-maker, broker or dealer under Rule 144 (or any successor rule) promulgated under the Securities Act. Shareholder Stock under this Agreement does not include any stock which is "Shareholder Stock" under other agreements among the Company, the Lead Trivest Investor and employees (or independent sales representatives) of the Company or its Subsidiaries regarding the purchase of the Company's Common Stock.

                  "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than 50% of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than 50% of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries.

                  "Supplemental Repurchase Notice" shall have the meaning given to it in ss.2(d) of this Agreement.

                  "Termination Date" shall have the meaning given to it in ss.2(c) of this Agreement.

                  (b) Interpretation. The words "herein," "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same from time to time may be amended or supplemented, and not any particular section, paragraph, subparagraph or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

         2.       Termination Repurchase Option.

                  (a) If the Shareholder's employment with the Company or any of its Subsidiaries is terminated by the Company or any such Subsidiary for Cause, all of the Shareholder Stock (whether held by the Shareholder, any member of the Shareholder's Family Group or one or more transferees), shall be subject to repurchase by the Company at the Company's option at a price per share equal to the lower of Original Cost or Market Value and on the other terms and conditions set forth in this ss.2.

                  (b) If the Shareholder's employment with the Company or any of its Subsidiaries is terminated for any reason whatsoever other than Cause (including resignation, termination without Cause, death or disability), then the Shareholder Stock (whether held by the Shareholder, any member of the Shareholder's Family Group or one or more transferees) shall be subject to repurchase by the Company at the Company's option at a price per share determined as follows:

                           (i) If the date on which the Shareholder's
employment terminates is on or after the date of this Agreement, but prior to the first anniversary date of this Agreement, then all of the outstanding shares of Shareholder Stock shall be subject to repurchase at a price per share equal to the lower of Original Cost or Market Value.

                           (ii) If the date on which the Shareholder's
employment terminates is on or after the first anniversary date of this Agreement, but prior to the second anniversary date of this Agreement, two-thirds of the outstanding shares of Shareholder Stock shall be subject to repurchase at a price per share equal to Original Cost and the remaining one-third of the outstanding shares of Shareholder Stock shall be subject to repurchase at a price per share equal to Market Value; provided, however, that if the Market Value of such shares is less than their Original Cost, then all of such shares shall be subject to repurchase at a price per share equal to Market Value.

                           (iii) If the date on which the Shareholder's
employment terminates is on or after the second anniversary date of this Agreement, but prior to the third anniversary date of this Agreement, one-third of the outstanding shares of Shareholder Stock shall be subject to repurchase at a price per share equal to Original Cost and the remaining two-thirds of the outstanding shares of Shareholder Stock shall be subject to repurchase at a price per share equal to Market Value; provided, however, that if the Market Value of such shares is less than their Original Cost, then all of such shares shall be subject to repurchase at a price per share equal to Market Value.

                           (iv) If the date on which the Shareholder's
employment terminates is on or after the third anniversary date of this Agreement, then all of the outstanding shares of Shareholder Stock shall be subject to repurchase at a price per share equal to Market Value.

If the Company elects to purchase less than all of the outstanding shares of Shareholder Stock pursuant to this ss.2(b), the shares shall be purchased at Original Cost prior to purchasing any shares at Market Value.

                  (c) The Company's Board may elect to cause the Company to purchase all or any portion of Shareholder Stock subject to repurchase by delivery of written notice (the "Repurchase Notice") to the holder or holders of Shareholder Stock within 95 days after the termination of the Shareholder's employment (the date of such termination is herein referred to as the "Termination Date"). The Repurchase Notice shall set forth the number of shares of Shareholder Stock to be acquired from such holder, the aggregate consideration to be paid for such shares (if known) and the time and place for the closing of the transaction. The number of shares to be repurchased by the

Company shall first be satisfied to the extent possible from the shares of Shareholder Stock held by the Shareholder at the time of delivery of the Repurchase Notice. If the number of shares of Shareholder Stock then held by the Shareholder is less than the total number of shares of Shareholder Stock the Company has elected to purchase pursuant to this ss.2, the Company shall purchase the remaining shares elected to be purchased from the other holder(s) of Shareholder Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

                  (d) If for any reason the Company does not elect to purchase all of the shares of Shareholder Stock pursuant to the repurchase option under ss.2(a) or ss.2(b), as the case may be (the "Repurchase Option"), the Lead Trivest Investor shall be entitled to exercise the Company's Repurchase Option in the manner set forth in ss.2(c) for the shares of Shareholder Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 60 days after the Termination Date, the Company shall deliver written notice (the "Option Notice") to the Lead Trivest Investor setting forth the number of Available Shares and the price thereof (if known). The Lead Trivest Investor may elect to purchase any number of Available Shares by delivering written notice to the Company within 30 days after receipt of the Option Notice from the Company. As soon as practicable, and in any event within 5 days after the expiration of the 30-day period set forth above, the Company shall notify each holder of Shareholder Stock as to the number of shares being purchased from such holder by the Lead Trivest Investor (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to the holder(s) of Shareholder Stock, the Lead Trivest Investor shall also receive written notice from the Company setting forth the number of shares it is entitled to purchase, the aggregate purchase price (if known) and the time and place of the closing of the transaction.

                  (e) The closing of the purchase transactions shall take place on the date designated by the Company in the Repurchase Notice or Supplemental Repurchase Notice, which date shall not be more than 30 days and not less than 10 days after the delivery of the later of either such notice to be delivered, provided that, if the Market Value has not yet been determined, the closing shall be delayed to a date designated by the Company, which date shall be not more than 20 days after such determination is made. The Company and/or Lead Trivest Investor will pay for the Shareholder Stock to be purchased pursuant to the Repurchase Option, subject to the provisions of ss.2(f) below, by delivery of a check or checks (or, at the election of the Company and/or Lead Trivest Investor, by wire transfer of immediately available funds) in an amount equal to the purchase price of the shares being repurchased. The purchasers of Shareholder Stock under this Agreement will be entitled to receive customary representations and warranties from the seller(s) regarding the seller(s)' good title to, and freedom from liens, encumbrances and restrictions on the sale of Shareholder Stock.

                  (f) If the Company has elected to purchase shares of Shareholder Stock pursuant to the provisions of this Agreement and if, pursuant to the terms of any instrument governing the rights of holders of Senior Debt, the Company is prohibited from paying all or any portion of the Cash Purchase Price for such shares (the "Prohibited Amount"), then the Prohibited Amount shall be paid by delivery of a note or notes (the "Repurchase Note(s)") in the aggregate principal amount equal to the Prohibited Amount. The principal amount of the Repurchase Notes will be payable in five equal annual installments beginning at the end of the first year following the issuance of the Repurchase Notes and will bear interest at the rate of 9% per annum on the outstanding principal amount. The Repurchase Notes will provide that they may be prepaid in whole or in part without any prepayment premium, penalty or similar charge. The payment of any principal or interest on any Repurchase Note issued by the Company will be subordinated to the payment of all indebtedness of the Company and its Subsidiaries for borrowed money ("Senior Debt"). The terms of the subordination of any Repurchase Note will provide that no payments of principal or interest on such note will be made so long as the Company is in default under the terms of any of its agreements in respect of Senior Debt. Accrued interest on the any Repurchase Note(s) will be payable on the dates that the installments of principal are payable.

                  (g) Notwithstanding anything contained herein to the contrary, the provisions of this ss.2 will terminate if, prior to the Termination Date, a Company Sale is consummated.

         3.       Restrictions on Transfer.

                  (a) Transfer of Shareholder Stock. The Shareholder will not sell, pledge or otherwise directly or indirectly transfer any interest in or any beneficial interest in any shares of Shareholder Stock except pursuant to the provisions of ss.ss.2 or 5 of this Agreement ("Exempt Transfers") and except pursuant to the provisions of this ss.3. At least 60 days prior to making any transfer other than an Exempt Transfer, the Shareholder will deliver a written notice (the "Sale Notice") to the Company and the Lead Trivest Investor. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer.

                  (b) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the shares of Shareholder Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Shareholder within 30 days after the receipt of the Sale Notice by the Company. If the Company has not elected to purchase all of the shares of Shareholder Stock to be transferred, the Lead Trivest Investor may elect to purchase all (but not less than all) of the shares of Shareholder Stock to be transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Shareholder within 60 days after the receipt of the Sale Notice by the Lead Trivest Investor. Any Person who has the right to acquire Shareholder Stock pursuant to this ss.3(b) will be given up to 60 days (after it has been determined that such Person has such right) to consummate the purchase and sale of Shareholder Stock (the "Authorization Period"). If neither the Company nor the Lead Trivest Investor has elected to purchase all of the shares of Shareholder Stock specified in the Sale Notice, the Shareholder may transfer the shares of Shareholder Stock specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Period. Any shares of Shareholder Stock not transferred within such 60-day period will be subject to the provisions of this ss.3(b) upon subsequent transfer.

                  (c) Certain Permitted Transfers. The restrictions contained in this ss.3 will not apply with respect to transfers of Shareholder Stock (i) pursuant to applicable laws of descent and distribution or (ii) among the Shareholder's Family Group; provided that the restrictions contained in this ss.3 will continue to be applicable to Shareholder Stock after any such transfer; and provided further that the transferees of such Shareholder Stock have agreed in writing to be bound by the provisions of this Agreement relating to Shareholder Stock.

                  (d) Termination of Restrictions. The restrictions on the transfer of Shareholder Stock set forth in this ss.3 will continue with respect to each share of Shareholder Stock until the date on which such Shareholder Stock has been transferred in a transaction permitted by this ss.3 (except in a transaction contemplated by ss.3(c)); provided, however, that in any event the restrictions on transfers set forth in this ss.3 will terminate upon a Company Sale.

         4. Additional Restrictions on Transfer. The certificates representing Shareholder Stock will bear the following legend, as well as any other legends required by applicable state securities laws:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A SHAREHOLDERS' AGREEMENT AMONG THE COMPANY AND CERTAIN OF ITS SHAREHOLDERS, DATED AUGUST __, 1999, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

         5. Sale of the Company.

                  (a) If the holders of a majority of the Common Stock then outstanding approve the sale of the Company to an independent third party (including, without limitation, by merger, consolidation, sale of all or substantially all of its assets, sale of all of the outstanding Common Stock or otherwise) (the "Approved Sale"), the holders of Shareholder Stock will consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, the holders of Shareholder Stock will agree to sell all of their shares of Common Stock and rights to acquire shares of Common Stock on the terms and conditions approved by the Company's Board and the holders of a majority of the Common Stock then outstanding. The holders of Shareholder Stock will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. For purposes of this ss.5, an "independent third party" is any person who, prior to such sale, does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company's Common Stock.

                  (b) The obligations of the holders of Shareholder Stock with respect to an Approved Sale are subject to the satisfaction of the condition that, upon the consummation of the Approved Sale, all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any holders are given an option as to the form and amount of consideration to be received, all holders will be given the same option.

         6. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

                  To the Company:

                                    c/o Trivest II, Inc.
                                    2665 South Bayshore Drive
                                    Suite 800
                                    Miami, Florida  33133
                                    Attention: General Counsel

                  To the Shareholder:

                                    at the address of the Shareholder set forth on the signature page hereto

                  To the Lead Trivest Investor:

                                    c/o Trivest II, Inc.
                                    2665 South Bayshore Drive
                                    Suite 800
                                    Miami, Florida  33133
                                    Attention: General Counsel

Except as provided in ss.16 below, any party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telescope, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         8. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

         9. Counterparts. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

         10. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Shareholder, the Company and the Lead Trivest Investor, and their respective successors and assigns (and, if applicable, heirs and personal representatives), including subsequent holders of Shareholder Stock.

         11. Choice of Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof and all questions concerning the validity and construction of this Agreement shall be determined in accordance with the laws of said state. Each party hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the County of Miami-Dade, State of Florida in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees, on behalf of itself, himself or herself and on behalf of such party's successor's and assigns (and, if applicable, heirs and personal representatives), that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Each party further agrees that such party will not commence any such action, suit or proceeding except in such courts and that process in any such action, suit or proceeding may be served on any party anywhere in the world.

         12. Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         13. Remedies. Each of the parties to this Agreement will be entitled to enforce its, his or her rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

         14. Amendments and Waivers. No provision of this Agreement may be amended or waived without the prior written consent of the Company, the Lead Trivest Investor and the Shareholder.

         15. Business Days. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

         16. Failure to Deliver Stock. If the Shareholder (or the Shareholder's estate or any other representative of the Shareholder or holder of Shareholder Stock) who has become obligated to sell shares of Shareholder Stock to the Company hereunder shall fail to deliver such shares on the terms and in accordance with this Agreement, the Company, in addition to all other remedies it may have, may send to the such obligated party by registered mail, return receipt requested, the purchase price for such shares on the terms provided for in this Agreement. Thereupon, the Company, upon written notice to such holder, shall cancel on its books the certificates representing the Shareholder Stock to be sold; and thereupon, all of such obligated holder's rights in and to such Shareholder Stock shall terminate.

         17. No Third Party Beneficiary. Except for the parties to this Agreement and their respective successors and assigns (and, if applicable, heirs and personal representatives), nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.


                       SIGNATURES BEGIN ON FOLLOWING PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.



COMPANY:                            WINSLOEW FURNITURE, INC.



                                    By:
                                        ---------------------------------------
                                        Bobby Tesney
                                        President and Chief Executive Officer



SHAREHOLDER:
                                    -------------------------------------------
                                    Print Name:
                                                -------------------------------
                                    Address:

                                    -------------------------------------------

                                    -------------------------------------------

                                    -------------------------------------------



LEAD TRIVEST INVESTOR:              TRIVEST FUND II GROUP, LTD.

                                    By: Trivest Equities, Inc., General Partner


                                        By:
                                           ------------------------------------
                                           William F. Kaczynski, Jr.
                                           Managing Director